                                                                EX-99.B(g)(2)(i)

                                    EXHIBIT A

                      PORTFOLIOS OF WELLS FARGO FUNDS TRUST

                            International Equity Fund
                     Montgomery Emerging Markets Focus Fund
                 Montgomery Institutional Emerging Markets Fund
                               Outlook Today Fund
                                Outlook 2010 Fund
                                Outlook 2020 Fund
                                Outlook 2030 Fund
                                Outlook 2040 Fund
                                  Overseas Fund
                        Specialized Health Sciences Fund
                           Specialized Technology Fund

As approved by the Board of Trustees on January 25, 2000, August 7, 2001 and August 6, 2002, and amended May 9, 2000, July 25, 2000, December 18, 2000, May 8, 2001, December 18, 2002 and August 5, 2003.

Most Recent Annual Approval Date: August 5, 2003.